As filed with the Securities and Exchange Commission on February 19, 2008

Registration No. 333-129686

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3317668
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

2 Applegate Drive, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

American Bank Note Holographics, Inc. 2005 Stock Incentive Plan

(Full title of the plan)

Kenneth H. Traub

Chief Executive Officer

American Bank Note Holographics, Inc.

2 Applegate Drive

Robbinsville, New Jersey 08691

(609)632-0800

Copies to:

Paul Jacobs, Esq.

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103

(212) 318-3000

(Name, address, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-129686) filed on November 14, 2005 (the “Registration Statement”), pertaining to American Bank Note Holographics, Inc. (the “Registrant”) common stock, $.01 par value per share, issuable under the Registrant’s 2005 Stock Incentive Plan. Pursuant to the Registrant’s undertaking in Part II Item 9 of the Registration Statement, the undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Robbinsville, State of New Jersey on February 19, 2008.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer